Exhibit 99.1

Phio Pharmaceuticals Announces Positive Recommendation from Safety Monitoring Committee (SMC) of Phase 1b Clinical Study of Phio’s Lead Compound PH-762

-Intratumoral PH-762 has encouraging safety profile in the initial cohort

- Escalation to proceed to next dose concentration

MARLBOROUGH, Mass., May 28, 2024 (NEWSFILE) — Phio Pharmaceuticals Corp. (Nasdaq: PHIO), a clinical stage biotechnology company whose proprietary INTASYL™ siRNA gene silencing technology is designed to make immune cells more effective in killing tumor cells, today announced that a Safety Monitoring Committee (SMC) reviewed safety data from the first dose cohort treated in the Phase 1b clinical trial with Phio’s lead compound PH-762. Based on these findings, the SMC recommended the escalation to the next dose concentration.

Phio’s ongoing Phase 1b clinical study (NCT 06014086) is designed to evaluate the safety and tolerability of neoadjuvant use of intratumoral PH-762 in Stages 1, 2 and 4 cutaneous squamous cell carcinoma, Stage 4 melanoma and Stage 4 Merkel cell carcinoma.

There have been no dose-limiting toxicities, or clinically relevant treatment-emergent adverse events in the initial cohort receiving intratumoral PH-762. The intratumoral injections have been well tolerated. The SMC has recommended dose escalation and enrollment of the next planned cohort in the clinical study.

“Safety and efficacy data from our clinical trial will establish the roadmap for continued development of PH-762,” said Mary Spellman MD, Phio’s acting Chief Medical Officer. “We are pleased with continued interest in the potential therapy and look forward to continued enrollment in the clinical study.”

About Phio Pharmaceuticals Corp.

Phio Pharmaceuticals Corp. (Nasdaq: PHIO) is a clinical stage biotechnology company whose proprietary INTASYL™ siRNA gene silencing technology is designed to make immune cells more effective in killing tumor cells. INTASYL is the only self-delivering RNAi technology focused on immuno-oncology therapeutics. INTASYL drugs precisely target specific proteins that reduce the body’s ability to fight cancer, without the need for specialized formulations or drug delivery systems.

For additional information, visit the Company’s website, www.phiopharma.com.

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Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as "intends," "believes," "anticipates," "indicates," "plans," "expects," "suggests," "may," "would," "should," "potential," "designed to," "will," "ongoing," "estimate," "forecast," "target," "predict," "could" and similar references, although not all forward-looking statements contain these words. These statements are based only on our current beliefs, expectations and assumptions and are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results may differ materially from those indicated in the forward-looking statements as a result of a number of important factors, including, but not limited to, the impact to our business and operations by inflationary pressures, rising interest rates, recession fears, the development of our product candidates, results from our preclinical and clinical activities, our ability to execute on business strategies, our ability to develop our product candidates with collaboration partners, and the success of any such collaborations, the timeline and duration for advancing our product candidates into clinical development, the timing or likelihood of regulatory filings and approvals, the success of our efforts to commercialize our product candidates if approved, our ability to manufacture and supply our product candidates for clinical activities, and for commercial use if approved, the scope of protection we are able to establish and maintain for intellectual property rights covering our technology platform, our ability to obtain future financing, market and other conditions and those identified in our Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q under the caption "Risk Factors" and in other filings the Company periodically makes with the SEC. Readers are urged to review these risk factors and to not act in reliance on any forward-looking statements, as actual results may differ from those contemplated by our forward-looking statements. Phio does not undertake to update forward-looking statements to reflect a change in its views, events or circumstances that occur after the date of this release, except as required by law.

Contact:

Phio Pharmaceuticals Corp.

ir@phiopharma.com

PR Contact
Michael Adams
Bridge View Media

adams@bridgeviewmedia.com

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